Exhibit 10.2

 Date of Grant: June 24, 2010

FAR EAST WIND POWER CORP.

RESTRICTED STOCK AWARD AGREEMENT

THIS  RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”)  is  made  by and between Far East Wind Power Corp., a Nevada corporation (the “Company”) and J. Crane & Company, Limited (“Consultant”), as of June 24, 2010.

1.  Award of Restricted Stock.  In consideration for services to be rendered by Consultant to the Company pursuant to that certain Consultant Agreement dated June 24, 2010 by and between the Company and Consultant (the “Consulting Agreement”), the Company hereby grants to Consultant, in the manner and subject to the conditions hereinafter provided, six hundred fifty thousand (650,000) shares of the Company’s Common Stock (the “Restricted Stock”). As used in this Agreement, the term “Restricted Stock” refers to the stock granted under this Agreement and includes all securities received (a) in replacement of the Restricted Stock, (b) as a result of stock dividends or stock splits in respect of the Restricted Stock, and (c) in replacement of the Restricted Stock in a recapitalization, merger, reorganization or the like.

2.  Vesting of Restricted Stock.

2.1 Vesting.  The right to unrestricted ownership in the Restricted Stock under this Agreement shall vest as follows:

(a)          two hundred fifty thousand (250,000) shares of Restricted Stock shall vest at the rate of one-sixth (1/6) of such shares upon each monthly anniversary of the date of grant set forth above, until all such shares have vested on the date six (6) months from the date of grant; and
(b)          four hundred thousand (400,000) shares of Restricted Stock shall vest at the rate of one-thirty-sixth (1/36) of such shares upon each monthly anniversary of the date of grant set forth above, until all such shares have vested on the date thirty-six (36) months from the date of grant.

2.2  Permitted Forfeiture of Unvested Restricted Stock.  Consultant acknowledges that to the extent the Restricted Stock has not vested in accordance with Section 2.1 at such time as Consultant is no longer serving as an active consultant providing services to the Company or any of its subsidiaries pursuant to the Consulting Agreement, except as otherwise provided in Section 2.4 hereof, such unvested Restricted Stock shall immediately be forfeited and all rights of Consultant to such Restricted Stock shall terminate without further obligation on the part of the Company. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be immediately transferred to the Company without further action by the Consultant.

The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent that the Restricted Stock is subject to vesting and in the event of termination of employment with or services to the Company or any subsidiary for any reason.

2.3  Acceleration of Vesting upon Change of Control.  Upon the effective date of a Change of Control (as defined below), all of the then unvested Restricted Stock shall become vested and any repurchase right on behalf of the Company shall lapse as to such shares immediately prior to the closing of such Change of Control.  “Change of Control” shall have the meaning set forth in the Consulting Agreement.

2.4  Acceleration of Vesting Upon Termination With No Cause.  In the event the Company terminates the Consultant Agreement with no Cause (as defined below), a number of shares equal to twenty-five percent (25%) of the then unvested Restricted Stock shall become vested and any repurchase right on behalf of the Company shall lapse as to such shares.  As used herein, the term “Cause” shall have the meaning set forth in the Consulting Agreement.

2.3  Deliveries by the Company.  A certificate evidencing the Restricted Stock shall be issued by the Company in Consultant’s name, pursuant to which Consultant shall have voting rights and shall be entitled to receive all dividends unless and until the shares of Restricted Stock are forfeited pursuant to this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Stock, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company for safekeeping until all vesting and forfeiture restrictions lapse pursuant to the terms of this Agreement. Upon the lapse of the vesting and forfeiture restrictions, the Company shall cause a new certificate or certificates to be issued without legend in the name of Consultant.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares under this Agreement (whether vested or unvested) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any federal or state securities law or regulation. The Company shall not be obligated to (a) issue or deliver any Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange, (b) qualify the issuance of the Restricted Stock in any jurisdiction, or (c) register the shares of Restricted Stock with the United States Securities and Exchange Commission.

3.  Adjustments.  Should any change be made to the Common Stock of the Company by reason of any stock split, reverse stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, the Company shall make appropriate adjustments to the number and/or class of securities in effect under this Agreement in order to prevent the dilution or enlargement of benefits thereunder; provided however, that the number of shares subject to this Agreement shall always be a whole number and the Company shall make such adjustments as are necessary to insure this Restricted Stock Award is set as whole shares.

4.  Suspension and Cancellation of Stock

4.1  Mandatory Suspension and Cancellation of Stock.  In the event the Company reasonably believes Consultant has committed an act of misconduct including, but limited to acts specified below, the Company may suspend Consultant’s right in the Restricted Stock Award granted hereunder pending final determination by the Board of Directors of the Company (the “Board”). If Consultant is determined by the Board to have:

(a)          committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company or a subsidiary;

(b)          deliberately disregarded the rules or policies of the Company or a subsidiary which resulted in loss, damage or injury to the Company or a subsidiary;

(c)           made any unauthorized disclosure of any trade secret or confidential information of the Company or a subsidiary;

(d)          induced any partner, collaborator, client or customer of the Company or a subsidiary to break any contract with the Company or a subsidiary or induced any principal for whom the Company or a subsidiary acts as agent to terminate such agency relations;

(e)          engaged in any substantial conduct which constitutes unfair competition with the Company or a subsidiary; or

(f)           violated any requirement of the Foreign Corrupt Practices Act or any analogous foreign regulations,

neither Consultant nor Consultant’s estate shall be entitled to shares of the Restricted Stock hereunder, whether vested or unvested. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give the Consultant an opportunity to appear and be heard at a hearing before the full Board and present evidence on Consultant’s behalf.

5.  Reservation of Shares.  The Company agrees that prior to the issuance of the Restricted Stock represented by this Agreement, there shall be reserved for issuance such number of the Company’s authorized and unissued shares as shall be necessary to satisfy the terms and conditions of this Agreement.

6.  Rights of Consultant.

6.1  No Obligation To Employ.  Nothing in this Agreement will confer or be deemed to confer on Consultant any right to continue in the employ of, or to continue any other relationship with, the Company or a subsidiary or to limit in any way the right of the Company or a subsidiary to terminate Consultant's employment or other relationship at any time, with or without cause.

6.2  Compliance With Code Section 162(m).  At all times when the Company determines that compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is required or desired, the Restricted Stock if granted to a Named Executive Officer shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to this Agreement the Company may, subject to this Section 6, make any adjustments it deems appropriate.

7.  Consultant’s Representations.

7.1  Purchase for Own Account.  Consultant represents that Consultant is acquiring the Restricted Stock solely for Consultant’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Restricted Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

7.2  Information and Sophistication.  Consultant hereby: (i) acknowledges that Consultant has received all the information Consultant has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Restricted Stock, (ii) represents that Consultant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Stock and to obtain any additional information necessary to verify the accuracy of such information and (iii) further represents that Consultant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

7.3  Ability to Bear Economic Risk.  Consultant acknowledges that investment in the Restricted Stock involves a high degree of risk, and represents that Consultant is able, without materially impairing Consultant’s financial condition, to hold the Restricted Stock for an indefinite period of time and to suffer a complete loss of Consultant’s investment.

7.4  Foreign Persons.  If Consultant is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Consultant hereby represents that Consultant has satisfied itself as to the full observance of the laws of Consultant’s jurisdiction in connection with any invitation to purchase the Restricted Stock or any use of this Agreement, including (i) the legal requirements within Consultant’s jurisdiction for the purchase of the Restricted Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Restricted Stock.  The Company’s offer and sale and Consultant’s subscription and payment for and continued beneficial ownership of the Restricted Stock will not violate any applicable securities or other laws of Consultant’s jurisdiction.

7.5  Further Assurances.  Consultant agrees and covenants that at any time and from time to time Consultant will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal restricted stock laws or other regulatory approvals.

8.  Securities Law And Other Regulatory Compliance. The Company shall not be obligated to issue any Restricted Stock with respect to this Agreement unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. Consultant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares acquired with respect to this Agreement shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

9.  Restricted Securities.  Consultant understands that the Restricted Stock are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 of the Securities Act. Consultant understands that the Company is under no obligation to register any of the securities sold hereunder.

10. Restrictive Legends and Stop-Transfer Orders.

10.1  Legends.  Consultant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Consultant and the Company or any agreement between Consultant and any third party:

THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND FORFEITURE RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

10.2  Stop-Transfer Instructions.  Consultant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.3  Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Restricted Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Restricted Stock have been so transferred.

11. Section 83(b) Election; Tax Advice.  Consultant should understand that Section 83 of the Code taxes as ordinary income the difference between the amount paid for Restricted Stock and the Fair Market Value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse. Consultant understands that if such provision is applicable to Consultant, Consultant may elect to be taxed at the time the Restricted Stock are granted rather then when the vesting restriction expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of grant of this Agreement. The form for making this election may be provided by Consultant’s tax advisor. Consultant understands that failure to make this filing timely will result in the recognition of ordinary income by Consultant, as the Restricted Stock vests at the Fair Market Value at the time of vesting as opposed to the Fair Market Value at the time of grant of this Agreement. Consultant further understands that the income tax laws of the State of Arizona or other states may contain similar provisions to Section 83 of the Code.

IT IS CONSULTANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b) OF THE CODE AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF CONSULTANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS ELECTION ON CONSULTANT’S BEHALF.

CONSULTANT UNDERSTANDS THAT NEITHER THE COMPANY NOR ITS REPRESENTATIVES CAN PROVIDE TAX ADVICE. CONSULTANT REPRESENTS (A) THAT CONSULTANT HAS HAD THE OPPORTUNITY TO CONSULT WITH A TAX ADVISER IN CONNECTION WITH THE RESTRICTED STOCK AWARD, AND (B) THAT CONSULTANT IS NOT RELYING ON COMPANY FOR ANY TAX ADVICE. CONSULTANT HEREBY ASSUMES ALL RESPONSIBILITY FOR INVESTIGATING THE TAX CONSEQUENCES OF CONSULTANT'S INDIVIDUAL SITUATION, INCLUDING ANY CHANGES IN THE LAW, AND FOR ANY TAXES RESULTING FROM AN ELECTION UNDER SECTION 83 OR FROM FAILURE TO FILE THE ELECTION AND FOR TAXES RESULTING FROM THE LAPSE OF THE FORFEITURE RESTRICTIONS ON THE UNVESTED SHARES.

12.  Attorneys' Fees.  In the event of any litigation, arbitration, or other proceeding arising out of this Agreement, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as an award of attorneys’ fees and costs incurred. This attorneys’ fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

13.  Miscellaneous Provisions.

13.1  Notice.  All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To Consultant:	J. Crane & Company, Limited
47 Third Street
Cambridge, Massachussetts 02141

To the Company:	Far East Wind Power Corp.
11811 N. Tatum Blvd., Suite 3031
Phoenix, Arizona 85028

 13.2  Entire Agreement.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

 13.3  Severability; Conflicts.  Should any provision of this Agreement be held to be invalid or illegal, such illegality shall not invalidate the whole of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

 13.4  Choice of Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state. Any action brought in connection with this Agreement shall be subject the exclusive jurisdiction of the state and federal courts sitting in Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

 13.5  Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

13.6  Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

         IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of the date first written above.

THE COMPANY:

FAR EAST WIND POWER CORP.

By:
Han Xiaoping
President and Chief Executive Officer

CONSULTANT:

J. CRANE & COMPANY, LIMITED

By:
James T. Crane
President